                                                                    EXHIBIT 99.l

                  American Century Investment Management, Inc.
                                4500 Main Street
                              Kansas City, MO 64111

                                 August 25, 2004

American Century Asset Allocation Portfolios, Inc.
4500 Main Street
Kansas City, MO 64111

         RE:      Initial Capital Agreement

Ladies and Gentlemen:

        In order to provide American Century Asset Allocation  Portfolios,  Inc.
("ACAAP")  with the  initial  capital  required  pursuant  to  Section 14 of the
Investment  Company  Act  of  1940,  as  amended,  American  Century  Investment
Management,  Inc.  ("ACIM") is hereby  purchasing  from ACAAP  10,000  shares of beneficial  interest,  $0.01 par  value,  of  Institutional  Class  shares of My
Retirement  Income  Portfolio,  a series of ACAAP (the "Shares"),  at a purchase price of $10.00 per Share, for a total purchase price of $100,000.

        ACIM is  aware  that the  Shares  have not  been  registered  under  the
Securities Act of 1933, as amended (the "1933 Act"),  on the basis that the sale of such  shares  will be  exempt  under  Section  4(2)  of the  1933  Act as not involving any public  offering.  Reliance on such  exemption is  predicated,  in part, on ACIM's  representation  and warranty to ACAAP that the Shares are being acquired for ACIM's own account for  investment  purposes and not with a view to the distribution or redemption  thereof,  and that ACIM has no present intention to dispose of the  Shares.  ACIM  further  represents  that it will not take any action that will subject the sale of the Shares to the  registration  provisions of the 1933 Act.

                                 Sincerely,

                                 AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                                 By:  /s/ Brian L. Brogan
                                      ------------------------------------
                                      Brian L. Brogan
                                      Assistant Secretary